Exhibit 10.1

June 29, 2006

Vertex Pharmaceuticals Incorporated

675 West Kendall Street

Cambridge, MA 02142

Attn:  Alfred Vaz

Re:                               Sublease dated September 14, 2004 between Vertex Pharmaceuticals Incorporated, as sublandlord (“Vertex”), and Momenta Pharmaceuticals, Inc. (“Momenta”), as subtenant, with respect to premises located at 675 West Kendall Street, Cambridge, Massachusetts, as amended (the “Sublease”)

Dear Al:

In connection with Momenta’s relocation from the third floor premises to the fifth floor premises, this letter will confirm our agreement that, notwithstanding anything in the Sublease to the contrary, (i) Momenta may continue to access the third floor premises through July 9, 2006 to complete decommissioning activities in third floor premises, and (ii) Momenta may continue to submit to Vertex, and Vertex will continue to honor, Momenta’s draw requests for the unused portion of the Fifth Floor Improvement Allowance (as defined in the Second Amendment to Sublease) received through September 30, 2006.

Kindly acknowledge your agreement with the foregoing, by countersigning this letter in the space provided below, and returning a copy to me.

Very truly yours,

Momenta Pharmaceuticals, Inc.

/S/ Richard P. Shea
Richard P. Shea
Chief Financial Officer

Agreed:

Vertex Pharmaceuticals Incorporated

By:	/S/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President & General Counsel